UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2005

Compex Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-9407	410985318
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1811 Old Highway 8, New Brighton, Minnesota		55112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 631-0590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

Effective July 1, 2004, the Registrant and its consolidated subsidiaries began reporting in three reportable segments, consistent with reorganization of its business organization. The Registrant’s subsequent reports on Form 10-Q have included financial information for each of these segments for the periods reported upon, as well as comparable financial information by segment for the comparable period in the previous fiscal year. Subsequent reports filed by the Registrant will also include such current, and previous fiscal year comparable, segment information.
Investors and analysts have requested that the registrant make available segment information for the quarterly periods in the Registrant’s fiscal year ended June 30, 2004 prior to filing the relevant report in the current fiscal year. Accordingly, the Registrant is furnishing as exhibit 99 attached hereto segment information for the six months ended December 31, 2003, the nine months ended March 31, 2004 and the twelve months ended June 30, 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
99 Segment Information for Completed Fiscal Periods

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compex Technologies, Inc.

February 9, 2005	By:	Scott P. Youngstrom

Name: Scott P. Youngstrom
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Segment Information for Completed Fiscal Periods